UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): May 11, 2005

NAVIGANT INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-24387	52-2080967
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

84 INVERNESS CIRCLE EAST ENGLEWOOD, COLORADO	80112
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number: (303) 706-0800

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

NAVIGANT INTERNATIONAL, INC.

FORM 8-K

ITEM 3.01. NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING

On May 16, 2005, Navigant International, Inc. issued a press release regarding a decision by a Nasdaq panel to continue the listing of Navigant’s common stock on The Nasdaq Stock Market provided that Navigant files on or before June 17, 2005 its 10-K Report for the year ended December 26, 2004 and its Form 10-Q Report for the quarter ended March 27, 2005. The press release also concerns an additional letter from the Nasdaq notifying Navigant that the Form 10-Q Report for the quarterly period ended March 27, 2005 has not been timely filed as required by a Nasdaq rule and that the Nasdaq panel will consider this additional issue in determining whether continued listing is appropriate. The additional letter does not change the Nasdaq panel’s determination currently in effect to continue the listing of Navigant’s common stock on the condition that the Form 10-K and 10-Q Reports be filed by June 17, 2005. A copy of the press release is furnished as Exhibit 99.1 to this Report.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits

99.1	Press Release of Navigant International, Inc. dated May 16, 2005

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 16, 2005.

NAVIGANT INTERNATIONAL, INC. a Delaware corporation

By:	/s/ Robert C. Griffith
Name:	Robert C. Griffith
Title:	Chief Operating Officer, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)

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